UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

January 9, 2007
Date of Report (Date of earliest event reported)

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On January 8, 2007, we filed a Current Report on Form 8-K reporting that we have entered into a definitive agreement to acquire Glass & Associates, Inc. (“Glass”). This transaction was subsequently consummated on January 9, 2007. Pursuant to a Stock Purchase Agreement by and among Glass, the shareholders of Glass, Huron Consulting Group Holdings LLC, and Huron Consulting Group Inc., dated as of January 2, 2007 (the “Glass Agreement”) and joinder agreements by and between certain Glass shareholders and Huron Consulting Group Holdings LLC, dated as of January 2, 2007 (the “Joinders”), we acquired Glass for an aggregate purchase price at closing of approximately $30 million in cash, subject to standard post-closing adjustments. As described in detail in the Glass Agreement and the Joinders, additional purchase consideration is payable in cash if specific performance targets are met over the next four years. The amount of additional purchase consideration that may become payable is not determinable at this time, but the aggregate amount that potentially may be paid could be significant. We would expect, however, to fund such payments using cash flows generated from our operations.

The foregoing description is qualified in its entirety by reference to the text of the Glass Agreement and the Joinders, copies of which were filed as Exhibits 2.2, 2.3, 2.4, 2.5, 2.6, 2.7, respectively, to the Current Report on Form 8-K dated December 29, 2006 and filed on January 8, 2007, and are incorporated by reference herein.

In addition to historical information, this Current Report on Form 8-K contains forward-looking statements as defined in Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “could,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” or “continue.” These forward-looking statements reflect our current expectation about our future performance or achievements. These statements involve known and unknown risks, uncertainties and other factors that may cause actual performance or achievements to be materially different from any expressed by these forward-looking statements. Please see “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2005 and in other documents that we file with the Securities and Exchange Commission for a complete description of the material risks we face.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial statements of businesses acquired.

The financial statements of Glass & Associates, Inc. will be filed by amendment to this report no later than March 28, 2007.

(b)	Pro forma financial information.

The pro forma financial information for the acquisition of Glass & Associates, Inc. will be filed by amendment to this report no later than March 28, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	January 10, 2007	/s/ Gary L. Burge
Gary L. Burge
Vice President,
Chief Financial Officer and Treasurer